Exhibit 5.1

Stevens & Lee
Lawyers & Consultants

111 North 6th Street
P.O. Box 679
Reading, PA 19603-0679
(610) 478-2000 Fax (610) 376-5610
www.stevenslee.com

August 29, 2013

Royal Bancshares of Pennsylvania, Inc.
732 Montgomery Avenue
Narberth, PA 19072

Royal Bancshares of Pennsylvania, Inc.; Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Royal Bancshares of Pennsylvania, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing of the above-referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”).  The Registration Statement relates to the proposed offering and sale of up to 5,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $2.00 per share (the “Common Stock”) in connection with the shareholder rights offering that will be conducted by the Company (the “Rights Offering”).

In delivering this opinion, we have:

(i) reviewed the Registration Statement and the exhibits thereto; and

(ii) reviewed and relied upon original, certified, conformed, or other copies of the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and minutes of meetings and resolutions of the Board of Directors of the Company.

We have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company with respect to the accuracy of the factual matters addressed in the documents and records listed above.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents.  We have also assumed the accuracy of the factual matters contained in the documents we have examined.

Based on the foregoing, and assuming that the conditions to closing of the Rights Offering are satisfied or waived, we are of the opinion that the Shares have been duly authorized by the Company and, when issued by the Company in the manner contemplated by the Registration Statement and the prospectus included in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion set forth above is subject to the following qualifications:

(a)            In connection with delivering this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the laws of the Commonwealth of Pennsylvania.

Philadelphia     •     Reading     •     Valley Forge     •     Lehigh Valley     •     Harrisburg     •     Lancaster     •     Scranton
Wilkes-Barre       •       Princeton       •       Cherry Hill        •       New York        •       Wilmington

A PROFESSIONAL CORPORATION

STEVENS & LEE
LAWYERS & CONSULTANTS

Royal Bancshares of Pennsylvania, Inc.
August 29, 2013

(b)            Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c)            Our opinion is limited to the matters expressly set forth herein, and no opinion is to be implied or inferred beyond the matters expressly so stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. This opinion speaks only as of the date hereof and is limited to present statutes, regulations and judicial opinions and to the facts, as they currently exist. In delivering this opinion, we assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise.

Very truly yours,

STEVENS & LEE, P.C.

/s/ Stevens & Lee, P.C.